NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
May 1, 2018

RECORD FIRST QUARTER 2018 OPERATING RESULTS AND INCREASED 2018 GUIDANCE
ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, May 1, 2018 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter ended March 31, 2018. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended
	March 31,
	2018	2017
	(in thousands, except per share data)
Revenues	$152,836	$141,432

Net earnings available to common stockholders	$94,698	$51,622
Net earnings per common share	$0.62	$0.35

FFO available to common stockholders	$102,769	$78,267
FFO per common share	$0.67	$0.53

Core FFO available to common stockholders	$103,030	$88,122
Core FFO per common share	$0.67	$0.60

AFFO available to common stockholders	$102,880	$89,045
AFFO per common share	$0.67	$0.60

First Quarter 2018 Highlights:

•	FFO per common share increased 26.4% over prior year results

•	Core FFO per common share increased 11.7% over prior year results

•	AFFO per common share increased 11.7% over prior year results

•	Portfolio occupancy was 99.2% at March 31, 2018 as compared to 99.1% on December 31, 2017 and March 31, 2017

•	Invested $177.0 million in property investments, including the acquisition of 52 properties with an aggregate 400,000 square feet of gross leasable area at an initial cash yield of 6.7%

•	Sold 15 properties for $71.6 million producing $38.6 million of gains on sales

•	No common shares were issued under the ATM equity program

Core FFO guidance for 2018 was increased from a range of $2.60 to $2.64 to a range of $2.62 to $2.66 per share. The 2018 AFFO is estimated to be $2.66 to $2.70 per share. The Core FFO guidance equates to net earnings of $1.51 to $1.55 per share, plus $1.11 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate and any charges for impairments and retirement severance costs. The guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Jay Whitehurst, Chief Executive Officer, commented: “National Retail Properties’ strong first quarter results highlight our ability to raise well-priced capital through dispositions, which is a meaningful strategic advantage when equity markets are choppy.  Our proven capability to accretively recycle capital, combined with our highly occupied portfolio and our solid pipeline of new acquisitions, positions us to raise guidance for 2018 and continue our track record of consistent per share growth on a multi-year basis.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of March 31, 2018, the company owned 2,800 properties in 48 states with a gross leasable area of approximately 29.1 million square feet and with a weighted average remaining lease term of 11.4 years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on May 1, 2018, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, and, risks related to the company's status as a REIT. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-Q with the Commission for the quarter ended March 31, 2018. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items like transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, preferred stock redemption costs or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2018	2017
Income Statement Summary

Revenues:
Rental and earned income	$148,605	$137,298
Real estate expense reimbursement from tenants	4,158	3,860
Interest and other income from real estate transactions	73	274
	152,836	141,432

Operating expenses:
General and administrative	8,697	8,919
Real estate	5,862	5,663
Depreciation and amortization	44,498	40,143
Impairment losses – real estate and other charges, net of recoveries	2,248	1,206
Retirement severance costs	261	—
	61,566	55,931

Other expenses (revenues):
Interest and other income	(25)	(137)
Interest expense	26,602	26,614
	26,577	26,477

Earnings before gain on disposition of real estate	64,693	59,024

Gain on disposition of real estate	38,596	14,624

Earnings including noncontrolling interests	103,289	73,648

Loss (earnings) attributable to noncontrolling interests	(9)	9

Net earnings attributable to NNN	103,280	73,657
Series D preferred stock dividends	—	(3,598)
Series E preferred stock dividends	(4,097)	(4,097)
Series F preferred stock dividends	(4,485)	(4,485)
Excess of redemption value over carrying value of Series D preferred shares redeemed	—	(9,855)
Net earnings available to common stockholders	$94,698	$51,622

Weighted average common shares outstanding:
Basic	153,041	146,930
Diluted	153,393	147,280

Net earnings per share available to common stockholders:
Basic	$0.62	$0.35
Diluted	$0.62	$0.35

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2018	2017
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$94,698	$51,622
Real estate depreciation and amortization	44,419	40,063
Gain on disposition of real estate	(38,596)	(14,624)
Impairment losses – depreciable real estate, net of recoveries	2,248	1,206
Total FFO adjustments	8,071	26,645
FFO available to common stockholders	$102,769	$78,267

FFO per common share:
Basic	$0.67	$0.53
Diluted	$0.67	$0.53

Core Funds From Operations Reconciliation:
Net earnings available to common stockholders	$94,698	$51,622
Total FFO adjustments	8,071	26,645
FFO available to common stockholders	102,769	78,267

Excess of redemption value over carrying value of preferred share redemption	—	9,855
Retirement severance costs	261	—
Total Core FFO adjustments	261	9,855
Core FFO available to common stockholders	$103,030	$88,122

Core FFO per common share:
Basic	$0.67	$0.60
Diluted	$0.67	$0.60

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2018	2017
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$94,698	$51,622
Total FFO adjustments	8,071	26,645
Total Core FFO adjustments	261	9,855
Core FFO available to common stockholders	103,030	88,122

Straight line accrued rent	(998)	(675)
Net capital lease rent adjustment	228	231
Below-market rent amortization	(697)	(660)
Stock based compensation expense	2,145	2,581
Capitalized interest expense	(828)	(554)
Total AFFO adjustments	(150)	923
AFFO available to common stockholders	$102,880	$89,045

AFFO per common share:
Basic	$0.67	$0.61
Diluted	$0.67	$0.60

Other Information:
Percentage rent	$546	$548
Amortization of debt costs	$888	$859
Scheduled debt principal amortization (excluding maturities)	$134	$127
Non-real estate depreciation expense	$81	$82

2018 Earnings Guidance:
Core FFO guidance for 2018 is $2.62 to $2.66 per share. The 2018 AFFO is estimated to be $2.66 to $2.70 per share. The FFO guidance equates to net earnings of $1.51 to $1.55 per share, plus $1.11 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate and any charges for impairments and retirement severance costs. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

2018 Guidance
Net earnings per common share excluding any gains on sale of real estate, impairment charges or retirement severance costs	$1.51 - $1.55 per share
Real estate depreciation and amortization per share	$1.11 per share
Core FFO per share	$2.62 - $2.66 per share
AFFO per share	$2.66 - $2.70 per share
G&A expenses (excluding retirement severance costs)	$34 - $35 Million
Real estate expenses, net of tenant reimbursements	$8 - $9 Million
Acquisition volume	$500 - $600 Million
Disposition volume	$100 - $140 Million

National Retail Properties, Inc. (in thousands) (unaudited)

	March 31, 2018	December 31, 2017
Balance Sheet Summary

Assets:
Real estate:
Accounted for using the operating method, net of accumulated depreciation and amortization	$6,529,910	$6,426,640
Accounted for using the direct financing method	9,422	9,650
Real estate held for sale	3,791	6,371
Cash and cash equivalents	4,002	1,364
Receivables, net of allowance	3,863	4,317
Accrued rental income, net of allowance	26,361	25,916
Debt costs, net of accumulated amortization	5,062	5,380
Other assets	78,245	80,896
Total assets	$6,660,656	$6,560,534

Liabilities:
Line of credit payable	$176,400	$120,500
Mortgages payable, including unamortized premium and net of unamortized debt cost	13,149	13,300
Notes payable, net of unamortized discount and unamortized debt costs	2,447,393	2,446,407
Accrued interest payable	36,379	20,311
Other liabilities	122,829	119,106
Total liabilities	2,796,150	2,719,624

Stockholders' equity of NNN	3,864,180	3,840,593
Noncontrolling interests	326	317
Total equity	3,864,506	3,840,910

Total liabilities and equity	$6,660,656	$6,560,534

Common shares outstanding	153,848	153,577

Gross leasable area, Property Portfolio (square feet)	29,116	29,093

National Retail Properties, Inc. Debt Summary As of March 31, 2018 (in thousands) (unaudited)
Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$176,400	$176,400	L + 87.5 bps	2.546%	January 2022

Unsecured notes payable:
2021	300,000	298,324	5.500%	5.689%	July 2021
2022	325,000	322,523	3.800%	3.985%	October 2022
2023	350,000	348,584	3.300%	3.388%	April 2023
2024	350,000	349,533	3.900%	3.924%	June 2024
2025	400,000	399,236	4.000%	4.029%	November 2025
2026	350,000	346,564	3.600%	3.733%	December 2026
2027	400,000	398,446	3.500%	3.548%	October 2027
Total	2,475,000	2,463,210

Total unsecured debt(1)	$2,651,400	$2,639,610

Debt costs		(22,682)
Accumulated amortization		6,865
Debt costs, net of accumulated amortization		(15,817)
Notes payable, net of unamortized discount and unamortized debt costs		$2,447,393

(1) Unsecured notes payable have a weighted average interest rate of 4.0% and a weighted average maturity of 6.7 years.

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	13,236	5.230%	July 2023

Debt costs	(147)
Accumulated amortization	60
Debt costs, net of accumulated amortization	(87)
Mortgages payable, including unamortized premium and net of unamortized debt costs	$13,149

(1) Includes unamortized premium

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

		As of March 31,
	Line of Trade	2018(1)	2017(2)
1.	Convenience stores	17.9%	16.8%
2.	Restaurants – full service	12.0%	11.7%
3.	Restaurants – limited service	8.0%	7.5%
4.	Automotive service	7.6%	7.0%
5.	Family entertainment centers	6.4%	6.1%
6.	Health and fitness	5.6%	5.7%
7.	Theaters	4.8%	4.9%
8.	Automotive parts	3.6%	3.8%
9.	Recreational vehicle dealers, parts and accessories	3.1%	3.4%
10.	Wholesale clubs	2.4%	2.3%
11.	Banks	2.4%	2.7%
12.	Medical service providers	2.3%	2.4%
13.	Equipment rental	2.0%	0.7%
14.	Drug stores	2.0%	2.1%
15.	Furniture	1.9%	1.9%
16.	General merchandise	1.8%	1.8%
17.	Travel plazas	1.8%	1.9%
18.	Consumer electronics	1.7%	1.9%
19.	Home improvement	1.7%	1.9%
20.	Home furnishings	1.6%	1.7%
	Other	9.4%	11.8%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	18.0%	6.	Georgia	4.8%
2.	Florida	8.8%	7.	Tennessee	3.9%
3.	Ohio	5.5%	8.	Indiana	3.9%
4.	Illinois	5.3%	9.	Virginia	3.9%
5.	North Carolina	5.0%	10.	Alabama	3.1%

(1)	Based on the annualized base rent for all leases in place as of March 31, 2018.

(2)	Based on the annualized base rent for all leases in place as of March 31, 2017.

National Retail Properties, Inc.
Property Portfolio

Top Tenants ( ≥ 2.0%)

	Properties	% of Total(1)
7-Eleven	152	6.2%
Mister Car Wash	96	4.1%
Camping World	40	3.9%
LA Fitness	30	3.9%
AMC Theatre	20	3.4%
Couche-Tard (Pantry)	86	3.2%
GPM Investments (Convenience Stores)	103	2.8%
Bell American (Taco Bell)	115	2.6%
BJ's Wholesale Club	9	2.4%
Chuck E. Cheese's	53	2.3%
SunTrust	99	2.3%
Frisch's Restaurant	74	2.0%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2018	1.4%	46	520,000	2024	2.2%	50	833,000
2019	2.6%	74	1,079,000	2025	4.6%	129	1,132,000
2020	3.5%	126	1,576,000	2026	5.6%	183	1,854,000
2021	4.1%	121	1,320,000	2027	8.4%	194	2,717,000
2022	6.3%	125	1,697,000	2028	5.6%	174	1,353,000
2023	2.9%	110	1,293,000	Thereafter	52.8%	1,439	13,378,000

(1)	Based on the annual base rent of $594,023,000, which is the annualized base rent for all leases in place as of March 31, 2018.

(2)	As of March 31, 2018, the weighted average remaining lease term is 11.4 years.

(3)	Square feet.